Exhibit 99.1

Gladstone Land Announces

Preferred Stock Repurchase Authorization

McLean, VA, July 15, 2026 — Gladstone Land Corporation (Nasdaq: LAND) (“Gladstone Land” or the “Company”) announced that its board of directors has authorized a share repurchase program for up to $20,000,000 of the Company’s 6.00% Series B Cumulative Redeemable Preferred Stock (Nasdaq: LANDO) and up to $35,000,000 of the Company’s 6.00% Series C Cumulative Redeemable Preferred Stock (Nasdaq: LANDP) (together, the “Preferred Stock Repurchase Program”). The repurchases are intended to be implemented through open market transactions on U.S. exchanges or in privately negotiated transactions, in accordance with applicable securities laws, and any market purchases will be made during applicable trading window periods or pursuant to any applicable Rule 10b5-1 trading plans. The timing, prices, and sizes of repurchases will depend upon prevailing market prices, general economic and market conditions and other considerations. The board’s authorization of the Preferred Stock Repurchase Program expires July 14, 2027, and the Preferred Stock Repurchase Program may be suspended or discontinued at any time and does not obligate the Company to acquire any particular amount of preferred stock.

“After a thorough analysis and in consultation with our board of directors, we are announcing another share repurchase authorization as part of a capital allocation strategy that we believe is in the best interest of our shareholders and our business. We believe that the current market conditions provide an attractive buying opportunity for our preferred stock and that using capital to repurchase our preferred shares at appropriate prices represents a favorable strategic use of capital,” said David Gladstone, President and Chief Executive Officer of the Company.

About Gladstone Land Corporation:

Gladstone Land is a publicly-traded real estate investment trust that invests in farmland located in major agricultural markets in the U.S., which it leases to farmers. The Company currently owns 142 farms, comprised of approximately 98,000 acres in 14 different states and over 55,000 acre-feet of water assets in California. Additional information can be found at www.GladstoneLand.com.

For stockholder information on Gladstone Land, call (703) 287-5893. For Investor Relations inquiries related to any of the monthly dividend-paying Gladstone funds, please visit www.GladstoneCompanies.com.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS:

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause actual results to differ materially from these forward-looking statements include, but are not limited to, the Company’s ability to procure financing for investments, downturns in the current economic environment, the performance of its tenants, the impact of competition on its efforts to renew existing leases or re-lease real property, and significant changes in interest rates. Additional factors that could cause actual results to differ materially from those stated or implied by its forward-looking statements are disclosed under the caption “Risk Factors” within the Company’s Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on February 24, 2026, as amended, and certain other documents filed with the SEC from time to time. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

SOURCE: Gladstone Land Corporation

For further information: Gladstone Land, (703) 287-5893